                                  Exhibit 6(d)

                              500 SILVER SPUR ROAD

                                  OFFICE LEASE

      This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between PALOS VERDES OFFICE PARTNERS, LLC, a California limited liability company ("Landlord"), and LIFELINKONLINE.COM ("Tenant").

                                   ARTICLE 1

                      REAL PROPERTY, BUILDING AND PREMISES

      1.1 Real Property, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "Premises"), which Premises are part of the building (the "Building") located at 500 Silver Spur Road, Rancho Palos Verdes, California. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto. The Building, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Real Property." Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that Tenant's use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof from time to time.

      1.2 Condition of Premises. Except as expressly set forth in the Work Letter attached as Exhibit "B" hereto, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "As-Is" condition on the Lease Commencement Date.

      1.3 Rentable Square Feet. The parties hereby stipulate that the Premises contain the rentable square feet set forth in Section 6 of the Summary, and such square footage amount is not subject to adjustment or remeasurement by Landlord or Tenant. Accordingly, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease, which are determined based upon rentable square feet of the Premises.

                                   ARTICLE 2

                                   LEASE TERM

      2.1 Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve
(12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date.

                                   ARTICLE 3

                                   BASE RENT

      Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in
Section 8 of the Summary, payable in equal monthly installments as set forth in
Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever, except as specifically set forth herein. The Base Rent for the first full month of the Lease Term shall be paid upon execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4

                                ADDITIONAL RENT

      4.1 Additional Rent. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay as additional rent (i) "Tenant's Share" of the annual "Operating Expenses," as those terms are defined in this Lease, which are in excess of the amount of Operating Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1 of this Lease, plus (ii) Tenant's Share of the annual "Tax Expenses", as that term is defined in Section 4.2.5, which are in excess of the amount of Tax Expenses applicable to the Base Year. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place


                                    - Page 1
as the Base Rent. Without limitation on other obligations of Tenant, which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

      4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

            4.2.1 "Base Year" shall mean the year set forth in Section 9.1 of the Summary.

            4.2.2 "Expense Year" shall mean each calendar year during the Lease Term, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Operating Expenses and Tax Expenses shall be equitably adjusted for any Expense Year involved in any such change.

            4.2.3 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Building and Real Property, including, without limitation, any amounts paid for: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other "Systems and Equipment" (as defined in Section 4.2.4 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation of a governmentally mandated transportation system management program or similar program; (iii) the cost of insurance carried by Landlord in accordance with the provisions of Section 10.2 hereof, or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property and/or the Building; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Building and Real Property; (v) the cost of parking area repair, restoration, and maintenance; (vi) any equipment rental agreements or management agreements (including the cost of any reasonable management fee and the fair rental value of any office space provided thereunder); (vii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building and Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (viii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building or Real Property; (ix) the cost of janitorial service, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (x) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (xi) the cost of any capital improvements, capital repairs, capital alterations and other capital items (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building and Real Property (but only to the extent of any realized cost savings), or (II) made to the Building or Real Property after the Lease Commencement Date that are required under any governmental law or regulation amended, enacted or enforced after the date of execution of this Lease; provided, however, that if any such cost described in
(I) or (II) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

            Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Building; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Building to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis;
(E) except as otherwise specifically provided in this Section 4.2.3, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Real Property; (F) costs arising from the removal of "Hazardous Material" (as defined in Section 5.2 hereof) in or about the Building to the extent such Hazardous Material is (i) in existence as of the Lease Commencement Date and in violation of applicable laws in effect as of the Lease Commencement Date, or (ii) introduced after the Lease Commencement Date in violation of applicable laws in effect as of the date of introduction; (G) costs incurred in connection with the original construction of the Building; (H) costs of correcting major and/or latent defects in or design error relating to the design or construction of the Building or any subsequent improvements; (I) costs (including costs for services and other items) for which the Landlord is reimbursed by any tenant or occupant of the Building; (J) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (K) the cost of capital improvements, capital repairs, capital alterations and other capital items, except as expressly provided in Sections 4.2.3(x) or (y) above or clause (S) hereinbelow; (L) costs associated with the operation of the business of the legal entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and/or the Real Property; (M) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building; (N) the wages and benefits of any other employee above the level of Building manager or engineer; (O) fines, penalties and interest on late payments; (P) costs incurred by Landlord with respect to goods and services (including utilities sold and supplies to tenants and occupants of the Building) to the extent that Landlord is directly reimbursed for such costs; (Q) expenses in connection with services or other benefits which are not


                                    - Page 2
offered and/or provided to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building without a separate charge; (R) any compensation paid to clerks, attendants or other persons at the Real Property or any other commercial concessions operated by Landlord or third parties hired by Landlord; (S) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature which if purchased which would be excluded per clause (K) hereinabove, except equipment not affixed to the Building which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building; (T) costs arising from Landlord's political or charitable contributions, (U) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art; (V) costs for which the Landlord has been compensated by a management fee to the extent that the inclusion of such costs in Operating Expenses would result in a double charge to Tenant; (W) tax penalties incurred as a result of the Landlord's negligence, inability or unwillingness to make payments when due: (X) Landlord's general corporate overhead and general and administrative expenses; (Y) repairs or replacements to any utility systems which are dedicated to the use of a single tenant; and (Z) electrical power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to "gross up" as if any such space was vacant).

     4.2.4 "SYSTEMS AND EQUIPMENT" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

     4.2.5 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes.

        4.2.5.1 Tax Expenses shall include, without limitation:

          (i) Any tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

          (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

          (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

          (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

          (v) Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses, but only to the extent such expenses result in a reduction of such Tax Expenses.

        4.2.5.2 In no event shall Tax Expenses for any Expense Year be less than the component of Tax Expenses comprising a portion of the Base Year.

        4.2.5.3 Notwithstanding anything to the contrary contained in this
Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Building or Real Property),
(ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 of this Lease.

     4.2.6 "TENANT'S SHARE" shall mean the percentage set forth in Section 9.2 of the Summary. Tenant's Share was calculated by dividing the rentable square feet of the Premises by the total rentable square feet in the Building, and stating such amount as a percentage. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

                                    - Page 3

      4.3 Calculation and Payment of Additional Rent.

            4.3.1 Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, (i) Tenant's Share of Operating Expenses for such Expense Year exceeds Tenant's Share of Operating Expenses for the Base Year, and (ii) Tenant's Share of Tax Expenses for such Expense Year exceeds Tenant's Share of Tax Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2 below, but subject to the limitation in Section 4.3.4 below, as Additional Rent, an amount equal to the excess of such Operating Expenses and Tax Expenses (the "Excess").

            4.3.2 Statement of Actual Operating and Tax Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Operating and Tax Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3 of this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of the amount of Operating Expenses and Tax Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

            4.3.3 Statement of Estimated Operating and Tax Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Operating and Tax Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Operating and Tax Expenses, which shall be based upon the Estimate, to Tenant's Share of Operating and Tax Expenses respectively, for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

      4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

            4.4.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord (provided Tenant shall not pay such costs to the extent such charges are based on items located in another tenant's premises);

            4.4.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property; or

            4.4.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

      4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) calendar days after such payment is due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the "Interest Rate") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

      4.6 Audit Rights. In the event Tenant disputes the amount of the Operating Expenses or Tax Expenses set forth in the Statement for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees inspect, at Landlord's office in Los Angeles County during normal business hours, Landlord's books, records and supporting documents concerning the Operating Expenses and Tax Expenses set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the "Accountant" as described below, or object to or otherwise dispute the amount of the Operating Expenses and Tax Expenses set forth in any such Statement unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within two (2) years immediately following Landlord's delivery of the particular Statement in question (the "Review Period"); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance


                                    - Page 4
with such Statement. However, such payment may be made under protest pending the outcome of any audit, which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Real Property. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Operating Expenses or Tax Expenses set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant (which is not paid on a commission or contingency basis) mutually approved by Landlord and Tenant (the "Accountant") to complete an audit of Landlord's books and records to determine the proper amount of the Operating Expenses and Tax Expenses incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the "Big 5" accounting firms (which is not paid on a commission or contingency basis), as selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit overstated Operating Expenses and Tax Expenses by four percent (4%) or more of the actual Operating Expenses and Tax Expenses which was the subject of such audit. The payment by Tenant of any amounts pursuant to this
Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Operating Expenses and Tax Expenses shown thereon.

                                   ARTICLE 5

                                USE OF PREMISES

      5.1 Use. Tenant shall use the Premises solely for general office purposes consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to, or in violation of the laws of the United States of America, the state in which the Building is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property.

      5.2 Hazardous Materials. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined below. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government.

            5.2.1 Notice. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property; (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material; (iii) any release, discharge or improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises; and (iv) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental health or safety laws. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by law.

            5.2.2 Tenant Compliance Actions. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees agents or contractors, on or about the Premises or Real Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove the Hazardous Material from the Premises and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Section 5.2.2 within five (5) days after written notice by Landlord, or such shorter time as may be required by law or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable law). Without limitation of the foregoing, Tenant shall indemnify and hold Landlord and its present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents affiliates, successors and assigns, harmless from and against any claims, liabilities, judgments, losses, expenses or costs (including attorneys' fees and costs) arising out of any breach or violation by Tenant of this Article 5.

            5.2.3 Landlord's Compliance Actions. If any Hazardous Material is released, discharged or disposed of by Landlord or Landlord's agents or employees on or about the Premises or Real Property in violation of applicable Hazardous Material laws in effect at the time of introduction, (i) Landlord shall clean-up and remove such Hazardous Material to the extent required by such applicable laws, at Landlord's expense, which shall not be included in Operating Expenses, and (ii) Landlord shall


                                    - Page 5
indemnify and hold Tenant harmless from and against any claims, liabilities, judgments, losses, expenses or costs (including attorneys' fees and costs) arising out of any breach or violation by Landlord of this Section 5.2.3.

                                   ARTICLE 6

                             SERVICES AND UTILITIES

      6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

            6.1.1 Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises (a) from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m., and (b) Saturday's, during the period from 9:00 a.m. to 1:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays designated by Landlord (collectively, the "Holidays").

            6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

            6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

            6.1.4 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

      6.2 Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section
6.1 of this Lease. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant's consumption of electricity shall exceed four (4) watts per usable square foot of the Premises, calculated on an annualized basis for the hours described in
Section 6.1.1 above, Tenant shall pay to Landlord, within ten (10) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section
6.1 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use, (ii) Landlord shall supply such utilities to Tenant at Landlord's actual hourly cost (including any start-up fees) as Landlord shall from time to time establish, which actual hourly cost shall include a reasonable amount attributable to increased wear and tear on existing equipment caused by such after-hours use, overhead and accounting costs, and (iii) Tenant shall pay such cost within thirty (30) days after billing.

      6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as provided in Section 6.5 below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except as provided in Section 6.5 below) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

      6.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus a ten percent (10%) administration fee. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

      6.5 Abatement of Rent When Tenant Is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for ten (10) consecutive business days (the "Eligibility Period") as a result of (i) any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date and required to be performed by Landlord under this Lease, (ii) any failure to provide to the Premises any of the essential utilities and services required to be provided in Sections 6.1.1 or 6.1.2 above, (iii) the presence of any Hazardous Materials in or on the Real Property in violation of applicable Hazardous Material laws, provided such Hazardous Materials were not introduced to the Real Property by Tenant, its employees or agents, or (iv) any failure to provide access to the Premises, then Tenant's obligation to pay Base Rent shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time as Tenant may again conduct its business in the Premises, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the


                                    - Page 6

Premises. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 12, then the Eligibility Period shall not be applicable.

                                   ARTICLE 7

                                    REPAIRS

      7.1 Tenant's Repairs. Subject to Landlord's repair obligations in Sections
7.2 and 11.1 below, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.

      7.2 Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord (but not including any non-base building facilities installed by or on behalf of Tenant); provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent (except as provided in Section 6.5 above) and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

                                   ARTICLE 8

                           ADDITIONS AND ALTERATIONS

      8.1 Landlord's Consent to Alterations. Other than non-structural improvements, alterations, additions or changes to the interior of the Premises costing in the aggregate less than $10,000.00 and which are not visible from outside the Premises, Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building or the Systems and Equipment or which are visible from outside of the Premises or may adversely affect any other area of the Building. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of fifteen percent (15%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this
Article 8.

      8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its reasonable discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations, and
(iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

      8.3 Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord upon the expiration or earlier termination of the Lease. Furthermore, Landlord


                                    - Page 7
may require that Tenant remove any improvement or Alteration upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

                                   ARTICLE 9

                             COVENANT AGAINST LIENS

      Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record within twenty (20) days after the date of notice of such filing. Notwithstanding anything to the contrary set forth in this Lease, if any such lien is not released and removed within such twenty (20) day period, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                   ARTICLE 10

                         INDEMNIFICATION AND INSURANCE

      10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its officers, agents, property managers, affiliates, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability, including without limitation court costs and reasonable attorneys' fees (collectively, "Claims") incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, Building and Real Property. Notwithstanding the foregoing provisions of this Section 10.1 to the contrary, Tenant's assumption of risk and release and indemnity of Landlord provided hereinabove shall not apply with respect to any Claims to the extent caused by the gross negligence or willful misconduct of Landlord and not insured or required to be insured by Tenant under this Lease (collectively, the "Excluded Claims"), and Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any such Excluded Claims (other than lost profits and other consequential damages). The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

      10.2 Landlord's Insurance and Tenant's Compliance with Landlord's Fire and Casualty Insurance. Landlord shall carry commercial general liability insurance with respect to the Building and Real Property during the Lease Term, and shall further insure the Building (except, at Landlord's option, with respect to items required to be insured by Tenant pursuant to Section 10.3.2 of this Lease) during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Real Property or the ground or underlying lessors of the Building, or any portion thereof. The cost of any new type or increased amount of insurance coverage which is obtained by Landlord during any Expense Year after the Base Year (but is not obtained during the Base Year) shall be added to the Base Year Operating Expenses (but at the rate which would have been in effect during the Base Year or the rate in effect during such subsequent Expense Year, whichever is lower) prior to the calculation of Tenant's Share of Operating Expenses for such Expense Year in which such insurance is initially obtained or increased. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

      10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

            10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

      Bodily Injury and                         $2,000,000 each occurrence
      Property Damage Liability                 $2,000,000 annual aggregate

      Personal Injury Liability                 $2,000,000 each occurrence
                                                $2,000,000 annual aggregate
                                                0% Insured's participation


                                    - Page 8

            10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) all tenant improvements now or hereafter existing in the Premises (including the Tenant Improvements to be constructed pursuant to the Work Letter), including any tenant improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

            10.3.3 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

      10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in both insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

      10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

      11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2(ii) and (iii) of this Lease (but Tenant shall not be obligated to assign any such proceeds to Landlord with respect to improvements or alterations paid for by Tenant if this Lease is terminated by either party pursuant to the applicable provisions of this Lease based on the occurrence of such damage), and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the sum of (i) the insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, and (ii) that portion of any insurance proceeds received by Landlord with respect to insurance which is maintained by Landlord as part of Operating Expenses and which is appropriately attributed to the Premises, then the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Operating and Tax Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

      11.2 Termination Rights. Within sixty (60) days after Landlord becomes aware of such damage (specifically including the introduction of any Hazardous Materials in violation of Section 6.5(iii) of this Lease), Landlord shall notify Tenant in writing ("Landlord's Damage Notice") of the estimated time, in Landlord's reasonable judgment, required to substantially complete the repairs of such damage (the "Estimated Repair Period"). Notwithstanding the terms of
Section 11.1 of this Lease,


                                    - Page 9

Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot, in Landlord's opinion, as set forth in Landlord's Damage Notice, reasonably be completed within one hundred twenty (120) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); or (ii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies obtained or required to be obtained pursuant to Section 10.2 above; provided, however, that (A) if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, (B) the damage constitutes a Tenant Damage Event (as defined below), and (C) the repair of such damage cannot, in the reasonable opinion of Landlord, as set forth in Landlord's Damage Notice, be completed within one hundred twenty (120) days after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) days after Tenant's receipt of Landlord's Damage Notice, which termination shall be effective as of the date of such termination notice thereof to Landlord. As used herein, a "Tenant Damage Event") shall mean damage to all or any part of the Premises or any common areas of the Building providing access to the Premises by fire or other casualty, which damage is not the result of the gross negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors or licenses, and which damage substantially interferes with Tenant's use of or access to the Premises and would entitle Tenant to an abatement of Rent pursuant to the provisions of this Lease. In addition, in the event of a Tenant Damage Event, and if neither Landlord nor Tenant has elected to terminate this Lease as provided hereinabove, but Landlord fails to substantially complete the repair and restoration of such Tenant Damage Event within the Estimated Repair Period plus sixty (60) days, plus the number of days of delay, if any, attributable to events of "Force Majeure," as that term is defined in Section 24.17 hereof, plus the number of delay, if any, as are attributable to the acts or omissions of Tenant, then Tenant shall have an additional right to terminate this Lease by delivering written termination notice to Landlord within fifteen (15) days after the expiration of such period, which termination shall be effective as of the date of such determination notice. Further, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease, and to the extent such destruction or damage constitutes a Tenant Damage Event and the repair of same is reasonably expected by Landlord to require more than sixty
(60) days to complete, Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within thirty (30) days after the date of such damage or destruction; provided, however that Tenant shall have the right to cancel Landlord's exercise of the above-described termination right by providing Landlord, within ten (10) days of Tenant's receipt from Landlord of the termination notice, with written notice of Tenant's exercise of its right, pursuant to the Extension Option Rider (if such right has not yet expired), to so extend the Lease Term. If either Landlord or Tenant exercises any of its options to terminate this Lease as provided hereinabove, (1) this Lease shall cease and terminate as of the date of such termination notice, (2) Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and (3) both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

      11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

                                   ARTICLE 12

                                  CONDEMNATION

      12.1 Permanent Taking. If a Material Taking (as defined below) occurs, either Landlord or Tenant may terminate this Lease upon ninety (90) days' notice to the other party, provided such notice is given no later than one hundred eighty (180) days after the date of such Taking (as defined below). For purposes hereof (i) a "Material Taking" with respect to Landlord shall mean a Taking of at least ten percent (10%) of the Premises, the Building or the Real Property, or a Taking of any portion of the Real Property which substantially impairs access to the Building, and (ii) a "Material Taking" with respect to Tenant shall mean a Taking of at least twenty-five percent (25%) of the rentable square feet of the Premises, or a Taking of any portion of the Real Property which substantially impairs access to the Premises. As used herein, a "Taking" shall mean the taking of property by power of eminent domain or condemnation by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to
Section 1265.130 of The California Code of Civil Procedure.

      12.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of ninety (90) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.


                                    - Page 10

                                   ARTICLE 13

                          COVENANT OF QUIET ENJOYMENT

      Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 14

                           ASSIGNMENT AND SUBLETTING

      14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty
(30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's reasonable legal fees incurred by Landlord, up to a maximum of $1,500.00, within thirty (30) days after written request by Landlord.

      14.2 Landlord's Consent. Landlord shall, within fifteen (15) days of its receipt of all appropriate information regarding the proposed Transfer and Transferee, notify Tenant of its election to either grant or withhold (but not unreasonably) its consent to such proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. If Landlord fails to respond in a timely manner after receipt of all appropriate information, Tenant shall deliver a second written notice ("Deemed Approval Notice"), again including all such appropriate information and stating that, pursuant to this
Section 14.2, Landlord must either grant or withhold its consent within five (5) business days of its receipt of such Deemed Approval Notice, otherwise Landlord shall be deemed to have granted its approval to such proposed Transfer and Tenant may proceed to Transfer the Subject Space pursuant to the terms proposed in the Transfer Notice and Deemed Approval Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

            14.2.1 The Transferee is of a character or reputation or engaged in a business, which is not consistent with the quality of the Building;

            14.2.2 The Transferee intends to use the Subject Space for purposes, which are not permitted under this Lease;

            14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

            14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

            14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability to perform the Tenant's obligations hereunder;

            14.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease; or

            14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Building at such time.

      If Landlord consents to any Transfer pursuant to the terms of this Section
14.2 (and does not exercise any recapture rights Landlord may have under Section
14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice
(i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

      14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration


                                   - Page 11
payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any brokerage commissions in connection with the Transfer (collectively, the "Subleasing Costs"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

      14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. With regard to any Subject Space which is recaptured by Landlord pursuant to the above provision, Tenant shall be released from all obligations under this Lease arising from and after the effective date of such recapture with respect to such Subject Space, provided Tenant properly surrenders possession of such Subject Space to Landlord, and further provided that such release shall not apply with regard to provisions of this Lease which by their terms survive the expiration or earlier termination of this Lease. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease.

      14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

      14.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

                                   ARTICLE 15

                              SURRENDER; OWNERSHIP
                         AND REMOVAL OF TRADE FIXTURES

      15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

      15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

      If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) for the first three (3) months and two hundred percent (200%) thereafter of (i) the greater of Base Rent applicable during the last rental period of the


                                   - Page 12

Lease Term under this Lease (ii) the fair market rental rate of the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                             ESTOPPEL CERTIFICATES

      Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto, (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                 SUBORDINATION

      This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Real Property or to the lien of any mortgage or trust deed encumbering the Building or Real Property which is executed after the date of this Lease, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the Landlord under such future ground lease or underlying lease or the holder of such future mortgage or trust deed. Tenant shall, within fifteen (15) days of request by Landlord, execute such further commercially reasonable instruments to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                             DEFAULTS AND REMEDIES

      19.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent except as set forth herein. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

            19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days after the same is due; or

            19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty
(30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible.

      19.2 Landlord's Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

            19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                  (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus


                                   - Page 13

                  (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 of this Lease. As used in Paragraph 19.2.l(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due,

            19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this
Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.

      19.3 Payment by Tenant. Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

      19.4 Sublessees of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

      19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

      19.6 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts, which may be performed by Landlord without terminating Tenant's right to possession.

      19.7 Landlord Default. Landlord shall not be in default under this Lease unless Landlord fails to perform any material obligation of Landlord hereunder and such failure continues for a period of thirty (30) days following receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty
(30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) days period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant's sole and exclusive remedy shall be to commence performance of the obligation, which constitutes Landlord's default, and, thereafter, to pursue the Landlord (including the right to commence an action against Landlord) for reimbursement of all costs and expenses incurred by Tenant in remedying Landlord's default. In no event shall Tenant be permitted to either (a) offset any Rent, or (b) terminate this Lease as a result of any Landlord default.

                                   ARTICLE 20

                             INTENTIONALLY OMITTED


                                   - Page 14

                                   ARTICLE 21

                              COMPLIANCE WITH LAW

      Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's Systems and Equipment (collectively the "Excluded Changes"), except to the extent such Excluded Changes are required due to Tenant's alterations to or manner of use of the Premises. In addition, Tenant shall fully comply with all present or future governmental or quasi-governmental programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. In addition, Tenant shall, in connection with (i) any of Tenant's structural changes, alterations or tenant improvements within or on the Premises, or (ii) its use or occupancy of the Premises, comply at all times with all applicable laws relating to accessibility for the handicapped, including The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, and The Americans With Disabilities Act of 1990. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said laws or governmental measures shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE 22

                               ENTRY BY LANDLORD

      Landlord reserves the right at all reasonable times and upon not less than twenty-four (24) hours notice (except in the case of an emergency, in which instance no notice shall be required) to Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (but only during the last six (6) months of the Lease Term with regard to such potential tenants), or to the ground or underlying lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Subject to Landlord's indemnity of Tenant in Section 10.1 hereof, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 23

                                 TENANT PARKING

      Tenant shall be entitled to use the number of parking passes set forth in
Section 11 of the Summary for parking free of charge. With respect to any other parking spaces used by Tenant, Tenant shall pay to Landlord for said parking passes on a monthly basis the prevailing rate charged by Landlord from time to time for parking passes at the location of such passes, plus all applicable parking taxes. Tenant's continued right to use the parking passes is conditioned upon Tenant, its employees and visitors abiding by all parking rules and regulations for parking at the Project, as may be adopted and/or modified by Landlord and/or Landlord's parking operator from time to time. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the parking at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking area for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may totally or partially delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control delegated by Landlord. Tenant's parking rights granted hereunder may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

                                   ARTICLE 24

                            MISCELLANEOUS PROVISIONS

      24.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

      24.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

      24.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord


                                   - Page 15
from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

      24.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording (at Landlord's expense), containing among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten
(10) days following the request therefor.

      24.5 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of transfer, provided that such transferee assumes all future obligations of Landlord. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and Building and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

      24.6 Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

      24.7 Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act, which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

      24.8 Termination of Current Lease at the Building. Intentionally Omitted.

      24.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

      24.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

      24.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

      24.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

      24.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

      24.14 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Real Property or resulting proceeds from the sale of the Real Property, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

      24.15 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.


                                   - Page 16

      24.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

      24.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

      24.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

      24.19 Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

      24.20 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

      24.21 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

      24.22 Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

      24.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

      24.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      24.25 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.

      24.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not (except as specifically set forth herein) be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

      24.27 Building Name and Signage. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

      24.28 Building Directory. Tenant shall be entitled to one (1) line on the Building directory to display Tenant's name and location in the Building, which inclusion shall be accomplished at Tenant's expense.

      24.29 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential


                                    - Page 17
information to any person or entity other than Tenant's financial, legal, and space planning consultants, or as otherwise required by law.

      24.30 Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Real Property, or any part thereof and that no representations or warranties respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant, except as specifically set forth in this Lease. However, Tenant acknowledges that Landlord may from time to time, at Landlord's sole option, renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and
(ii) installing new carpeting, lighting, and wall coverings in the Building common areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

      24.31 Option to Extend. Provided Tenant is not in default at the time and no default has occurred within (90) days prior, Tenant shall be entitled to extend the term of this Lease for one (1) period of two (2) years, which option shall be exercisable by giving written notice to Landlord at lease six (6) months prior to the commencement of the particular option period. Any such extension to the term of this Lease shall be upon and subject to all of the terms and conditions set forth herein, except that the monthly rent payable pursuant to Section 8 of the Summary shall be revised to the then current market rent. If Tenant does not exercise the option in a timely manner as noted, this option shall become null and void. Furthermore, it is agreed and understood this option is non-transferable and shall not be a part of any Lease Assignment or Sub-Lease Agreements.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:                                         TENANT:

Palos Verdes Office Partners, LLC,                LifeLinkOnline.com
a California limited liability company

By:  Metro Properties, LLC,                       By:   /s/ Jerry R. Farrar
      a California limited liability company            ------------------------
Its: Manager                                      Name: JERRY FARRAR
                                                        ------------------------
                                             Its: FOR MEDSTRONG CORP
     By: /s/ Nathaniel Williams                   ------------------------------
         --------------------------
         Nathaniel Williams                       By:
                                                      --------------------------
                                                  Name:
                                                        ------------------------
                                                  Its:
                                                       -------------------------


                                    - Page 18

                                   EXHIBIT "A"
                        OUTLINE OF FLOOR PLAN OF PREMISES


                              EXHIBIT "A" - Page 1

                                   EXHIBIT "B"

                                  (WORK LETTER)

This Tenant Work Letter (the "Work Letter") shall set forth the terms and conditions relating to the construction of the Premises. All references in this Work Letter to "the Lease" shall mean the relevant portions of the Lease by and between Palos Verdes Office Partners, LLC (as the "Landlord") and LifeLinkOnline.com (as the "Tenant"), to which this Work Letter is attached as Exhibit B. In the event of a conflict between any provision of the Lease and this Work Letter, the term and provision of this Work Letter shall govern and control. In consideration of the mutual covenants and promises contained herein and in said Lease, the parties agree as follows:

                                   AGREEMENT:

            1. Tenant's Work. Reference herein to "Improvements" shall mean the leasehold improvements (including, but not limited to, all architectural, engineering and city permitting, and all costs, expenses and fees related thereto) to be constructed on the Premises in accordance with the attached "Schedule 1". The construction of the Improvements shall be Tenant's obligation. Landlord shall provide Tenant with an allowance of Twenty Thousand Dollars ($20,000.00) (the "TI Allowance") toward the cost of the Improvements. All other costs associated with the Improvements shall be the responsibility of the Tenant and shall be paid by the Tenant.

            2. Improvement Plans.

                  a) Preliminary Plans. Landlord and Tenant have agreed on preliminary plans and specifications for the build-out of the Premises (the "Preliminary Plans"), attached as "Schedule 1".

                  b) Submittal of Preliminary Plans. If required, Tenant shall submit the Preliminary Plans to the appropriate local governmental authority ("the Authority") for review and approval. Tenant shall also promptly prepare and submit to the Authority any studies, drawings and other documents or items and shall prepare and submit any revisions to the Preliminary Plans which may be required by the Authority in order to obtain the Authority's approval thereto; provided, however, that any revisions to the Preliminary Plans submitted by Tenant shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. In connection therewith, Tenant shall deliver to Landlord any proposed revision to the Preliminary Plans prior to Tenant's submission of same for approval by the Authority. Within five (5) business days after receipt of any such proposed revision, Landlord shall either approve same or deliver to Tenant its specific objections thereto together with a proposed solution to each objection.

                  c) Final Plans. Following approval of the Preliminary Plans by Landlord and the Authority (if applicable), the Tenant (or its architect, as the case may be) shall prepare and deliver to Landlord two (2) copies of final working drawing and specifications for the Improvements based upon and conforming in all respects to the approved Preliminary Plans (the "Final Plans"). Within
                        (5) business days following Landlord's receipt of the Final Plans, Landlord shall approve or reasonably disapprove the Final Plans; provided, however, Landlord shall have no right to disapprove the Final Plans to the extent they are consistence with the Preliminary Plans approved by Landlord.

                  d) Submittal of Final Plans. Promptly following Landlord's written approval of the Final Plans, Tenant, with the cooperation of Landlord, shall (if applicable) (i) submit the Final Plans to the Authority and all other appropriate governmental agencies and prepare and summit to the same any applications, documents, studies, reports or other items necessary to obtain all approvals and permits required by law for the construction of Tenant's Work ("the "Tenant Permits"); (ii) in all other respects diligently pursue the obtaining of any required Tenant's Permits; (iii) pay all necessary fees incidental to Tenant's Work and Tenant's Permits; and
                        (iv) furnish Landlord such evidence thereof as is reasonably satisfactory to Landlord. Tenant agrees to diligently and in good faith process any and all applications required from the City, County and any other governmental authority necessary to obtain all required Tenant's Permits.

            3. Construction of Tenant's Work. Tenant shall cause the Tenant's Work to be completed in accordance with the Final Plans. Tenant shall use diligent efforts to secure completion of Tenant's Work in a good and workmanlike manner in accordance with the Final Plans. Tenant agrees to use diligent efforts to cause construction of Tenant's Work to commence promptly following the issuance of Tenant's Permits. At all times during the course of constructing Tenant's Work, Landlord shall have the right to enter upon the Premises to inspect Tenant's construction activities.

            4. Installation of Tenant's FF&E. Following completion or concurrently with the construction of Tenant's Work, Tenants all cause the Premises to be fully equipped with Tenant's FF&E.

            5. Payment of the Costs of the Improvements.


                              EXHIBIT "B" - Page 1

                  a) The TI Allowance. The TI Allowance shall be used solely to contribute toward the payment of the cost of the Tenant's Work (but not including the Tenant's FF&E). All items included in the Tenant's Work, whether or not the cost thereof is covered by the TI Allowance, shall remain on the Premises at all times during the term of the Lease. All of the Tenant's Work shall remain the property of the Landlord both during and upon expiration of the Lease Term.

                  b) Excess Costs. In the event that the actual cost of the Tenant's Work shall exceed the TI Allowance, Tenant shall pay such excess and Landlord shall have no responsibility therefore. If the cost of Tenant's Work exceeds the TI Allowance, Tenant shall not be entitled to any payment, rent reduction or credit therefore.

                  c) Changes. In the event that changes to the Final Plans are requested by the Tenant or required by any governmental agency subsequent to Landlord's approval thereof, such changes and costs shall be forwarded to Landlord for approval (which approval shall not be unreasonably withheld) prior to incorporation into the Tenant's Work. After the Landlord's approval of the changes and the costs thereof, the changes shall be incorporated into the Tenant's Work.

                  d) Payment of TI Allowance. The TI Allowance shall be paid by the Landlord to the Tenant as follows: Upon completion of all of the Tenant's Work, including the installation of all Tenant FF&E, which completion shall be certified by the Tenant and the Tenant's Architect (if applicable), Tenant shall execute and deliver to Landlord a written acknowledgment that the Tenant's Work has been completed and approved by Tenant accompanied by a written certificate setting forth the amount and nature of all costs and expenses billed to Tenant in connection with the Tenant's Work. Within ten (10) business days after Landlord's receipt of such certificate, accompanied by copies of all related bills, invoices, receipts and final unconditional lien releases from Tenant's general contractor and all subcontractors, Landlord shall pay to Tenant the amount of such costs and expenses up to and including, but, in any event, never exceeding the TI Allowance.

            6. Miscellaneous Construction Covenants.

                  a) Diligent Construction. Tenant will promptly, diligently and continuously pursue constriction of the Improvements and of Tenant's Work to successful completion in full compliance with the Final Pans and this Work Letter. Landlord and Tenant shall cooperate with one another during the Performance of Tenant's Work to effectuate such work in a timely and compatible manner.

                  b) Compliance with Laws. Tenant will construct Tenant's Work in a safe and lawful manner. Tenant shall, at its sole cost and expense, comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies with jurisdiction. Copies of all filed documents and all permits and licenses shall be provided to Landlord. Tenant shall notify Landlord in writing not less than ten (10) day prior to the commencement of the construction of any portion of the Improvements as to name, telephone number and responsible party for each and every contractor and/or subcontractor who is about to commence work at the Premises.

                  c) Indemnification. Tenant agrees that its indemnification of the Landlord set forth in the Lease shall also apply with respect to any acts or omissions of the Tenant and its contractors, subcontractors, laborers, material men and suppliers in connection with the completion of the Improvements in accordance with the terms and conditions of this Work Letter.

                  d) Insurance. Construction of the Improvements shall not proceed without Tenant first acquiring workers' compensation and comprehensive general public liability insurance and property damage insurance as well as "All Risks" builders' risk insurance, with minimum coverage of $2,000,000 issued by an insurance company meeting the requirements of the Lease. All insurance policies maintained by Tenant pursuant to this Work Letter shall name Landlord and any lender with an interest in the Premises as additional insureds and comply with all of the applicable terms and provisions of the Lease relating to Insurance. Any contractor retained by Tenant shall be covered by Tenant's insurance.

                  e) Coordination with Lease. Nothing herein contained shall be construed as (i) constituting Tenant as Landlord's agent for any purpose whatsoever, or (ii) a waiver by Landlord of any of the terms or provisions of this Lease. Any default by Tenant or Landlord with respect to any portion of this Work Letter shall be deemed a breach of this Lease for which the non-defaulting party shall have all the rights and remedies as in the case of a breach of said Lease.

                  f) Approval of Plans. Landlord will not check Tenant drawings for building code compliance. Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the Requirements of governing authorities, and it shall be Tenant's responsibility to meet and comply with all federal, state and local code requirements. Approval of the Final Plans does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be totally responsible for such matters.

                  g) Tenant's Deliveries. Tenant shall deliver the following information to Landlord prior to the commencement of construction of Tenant's Work:

                        I. The names and addresses of the general, mechanical and electrical contractors (as applicable) Tenant intends to engage in the performance of Tenant's Work;


                              EXHIBIT "B" - Page 2

                        II. The date on which Tenant's Work will commence, together with the estimated dates of completion of Tenant's construction and featuring work, and the date on which Tenant expects to be ready to open for business in the Premises; and

                        III. In the event that Tenant retains a general contractor to complete the Tenant's Work, a copy of a fully executed construction contract for such work.

                  h) Qualification of Contractors. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship.

                  i) No disturbance of Other Tenants. During the construction of the Improvements and the performance of Tenant's Work, Tenant shall use its best efforts not to disturb the current tenants of the Project.

IN WITNESS WHEREOF, This Work Letter has been executed by the Landlord and the Tenant as of the date first written above.

LANDLORD:                                    TENANT:

Palos Verdes Office Partners, LLC,           MedStrong Corp
a California Limited Liability company

By: Metro Properties, LLC,                        By:   /s/ Jerry R. Farrar
     a California limited liability company             ------------------------
Its: Manager                                      Name: Jerry Farrar
                                                        ------------------------
                                             Its: FOR MEDSTRONG CORP
     By: /s/ Nathaniel Williams                   ------------------------------
         --------------------------
         Nathaniel Williams                       By:
                                                      --------------------------
                                                  Name:
                                                        ------------------------
                                                  Its:
                                                       -------------------------


                               EXHIBIT "B" - Page 3

                            SCHEDULE 1 TO EXHIBIT "B"

                              (Approved Space Plan)


                              EXHIBIT "B" - Page 1

                                   EXHIBIT "C"

                             (Intentionally Omitted)


                               EXHIBIT C - Page 1

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

      Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

      I. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

      2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical holdbacks have been installed.

      3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

      4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

      5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to take such actions or prescribe such procedures as are appropriate to protect against damage to the Building.

      6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

      7. The requirements of Tenant will be attended to only upon application at the management office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

      8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlords agents to prevent same.

      9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

      10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

      11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

      12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

      13. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.


                               EXHIBIT D - Page 1

      14. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

      15. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

      16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

      17. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

      18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

      19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

      20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate.

      21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

      22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

      23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

      24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

      25. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building's management office. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

      26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

      27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

      28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                               EXHIBIT D - Page 2

                                   EXHIBIT "E"

                       FORM OF TENANT ESTOPPEL CERTIFICATE

      The undersigned, as Tenant under that certain Office Lease (the "Lease") made and entered into as of ________, 2000, and between ____________________________________, a __________________________ as Landlord,
and the undersigned as Tenant, for Premises on the ____________ floor(s) of the Building located at 500 Silver Spur Road, Rancho Palos Verdes, California hereby certifies as follows:

      1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

      2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
__________.

      3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

      4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

      5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

      6. Base Rent became payable on_________________.

      7. The Lease Term expires on __________________.

      8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

      9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

      10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

      11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________________. The current monthly installment of Base Rent is $___________.

      12. As of the date hereof, Tenant has not committed any defaults under the terms of the Lease and Tenant is not aware of any Landlord defaults under the terms of the Lease.

      13. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

      14. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

      Executed at Los Angeles on the 26 day of DEC, 2000.

                                       "Tenant"


                                       ---------------------------------------
                                       a
                                         -------------------------------------

                                       By: /s/ Jerry R. Farrer
                                           -----------------------------------
                                           Name:
                                                -----------------------------
                                           Its: President CEO
                                                -----------------------------

                                       By:
                                           -----------------------------------
                                           Name:
                                                -----------------------------
                                           Its:
                                                -----------------------------


                               EXHIBIT E - Page 1

                                  OFFICE LEASE

                              500 SILVER SPUR ROAD
                         RANCHO PALOS VERDES, CALIFORNIA

                        PALOS VERDES OFFICE PARTNERS, LLC
                     a California Limited Liability Company,

                                  as Landlord,

                                       and

                               LifeLinkOnline.com

                                    as Tenant

                              500 SILVER SPUR ROAD

                       SUMMARY OF BASIC LEASE INFORMATION

      This Summary of Basic Lease Information ("Summary") is hereby incorporated into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE                             DESCRIPTION
(References are to
the Office Lease)

1. Date:                                EFF. Date 1/2/01

2. Landlord:                            Palos Verdes Office Partners, LLC,
                                        a California limited liability company

3. Address of Landlord                  Palos Verdes Office Partners, LLC
   (Section 24.19):                     c/o Metro Properties, LLC
                                        3029 Wilshire Boulevard, Suite 202
                                        Santa Monica, California 90403
                                        Attention: Mr. Nathaniel Williams

4. Tenant:                              LifeLinkOnline.com

5. Address of Tenant                    Prior to Lease Commencement Date:
   (Section 24.19):
                                        LifeLinkOnline.com
                                        3340 Palos Verdes Drive East
                                        Rancho Palos Verdes, CA 90274

                                        Following Lease Commencement Date:

                                        LifeLinkOnline.com
                                        500 Silver Spur Road, Suite 303
                                        Rancho Palos Verdes, California 90274
                                        Attention: Mr. Jerry Farrar

6. Premises (Article 1):                Initially 3,073 rentable square
                                        feet of space ("Initial Space")
                                        located on the third (3rd) floor of
                                        the Building, as set forth in
                                        Exhibit A attached hereto. Premises
                                        shall increase by 610 rentable
                                        square feet ("Expansion Space")
                                        upon Landlord's completion of
                                        certain improvements outlined in
                                        Article 25.

7. Term (Article 2).

   7.1 Lease Term:                      Three (3) years.

   7.2 Lease Commencement               Upon Tenant's receipt of fully
       Date:                            executed Lease and keys to the
                                        Initial Premises, but in no event
                                        later than November 30, 2000.

   7.3 Lease Expiration Date:           The last day of the thirty-sixth
                                        (36th) full calendar month
                                        following the Lease Commencement Date

8. Base Rent (Article 3):

                                 Monthly Installment     Monthly Rental Rate
Lease Year   Annual Base Rent       of Base Rent       per Rentable Square Foot
----------   ----------------    -------------------   ------------------------
     1          $73,752.00           $6,146.00                  $2.00

                  Base Rent shall be increased annually on the Lease Anniversary Date by four (4%) percent.

     Monthly Installment of Base Rent will increase to $7,366.00 and Annual Base Rent shall increase to $88,392 when Landlord completes work on the
  Expansion Space. The Initial Premises shall consist of 3,073 rentable square feet. Tenant shall pay Base Rent on the Initial Space only starting from the
 Lease Commencement Date. Landlord shall construct, at its expense, a demising partition between Suite 301 and the reception area as well as separate entrance doors to the reception area. See Exhibit "A" Upon substantial completion of the above work, which is projected to be no longer than 90 days following the Lease
    Commencement Date, Tenant shall take possession of the Expansion Space, consisting of 610 rentable square feet. The Monthly installment of Base Rent shall increase to and pay rent on same.

9.  Additional Rent
    (Article 4).

    9.1 Base Year:                      Calendar year 2001.

    9.2 Tenant's Share:                 Approximately 10.49%. (3,683/35,108).

10. Security Deposit:                   $44,196.00. This will be applied to
                                        the last six months of Base Rent of
                                        the Initial Term. (6 months * $2.00
                                        * 3,683 rsf.)

11. Parking (Article 23):               Four (4) unreserved parking spaces
                                        per 1,000 rentable square feet of
                                        area leased.

12. Brokers (Section 24.25):            Colliers Seeley International
                                        (representing Landlord)
                                        Dennis Flanzer Associates, Inc.
                                        (representing Tenant)

13. Option (Section 24.31):             One (1), two (2) year period to
                                        extend the term of the Lease at the
                                        then current market rent.

14. Signage:                            Landlord shall allow Tenant the
                                        right to install exterior
                                        identification signage, at Tenant's
                                        expense, on or adjacent to the
                                        Silver Spur Road elevation of the
                                        Building, subject to Landlord's
                                        approval and all City, County and
                                        all other applicable sign
                                        ordinances.

SCHEDULE OF EXHIBITS:

EXHIBIT A:  Outline of Floor Plan of Premises
EXHIBIT B:  Work Letter
EXHIBIT C:  Intentionally Omitted
EXHIBIT D:  Rules and Regulations
EXHIBIT E:  Form of Tenant Estoppel Certificate

LANDLORD:                                    TENANT:

Palos Verdes Office Partners, LLC,           LifeLinkOnline.com


By:   /s/ Nathaniel Williams                 By:   /s/ Jerry R. Farrar
      --------------------------                   --------------------------
Its:                                         Its:  President & CEO
      --------------------------                   --------------------------
Date: 12/26/00                               Date: 12/26/00 For Medstrong
      --------------------------                   --------------------------

                                             By:
                                                   --------------------------
                                             Its:
                                                   --------------------------
                                             Date:
                                                   --------------------------